Exhibit 99.1

Kathy Ireland Discusses Relationship with Level Brands in Video Presentation

-- Kathy Ireland is Chairman Emeritus of Level Brands, Inc.
-- Comments on $32 million Isodiol contract
-- Notes strong fundamentals and high margins of Level Brands, Inc.

CHARLOTTE, N.C.--(BUSINESS WIRE)--Level Brands, Inc. (NYSE American: LEVB), an innovative marketing and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses, released today a video featuring Kathy Ireland, Chair, CEO and Chief Designer of kathy ireland® Worldwide and Chairman Emeritus and Chief Brand Strategist of Level Brands, Inc.

In the video presentation, Ms. Ireland stated, among other things, that Level Brands has “the infrastructure, know-how, and team to grow Level Brands into a powerful business.”

To view the full presentation, please visit http://ir.levelbrands.com/ or  https://levelbrands.com/kathyirelandlevelbrands/.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands creates bold, unconventional, and socially responsible branding for leading businesses. Level Brands specializes in corporate brand management and consumer products marketing art; beauty; fashion; health and wellness, including the beverage space; and entertainment. Licensed brand marketing is at the core of the Level Brand businesses, among which are Ireland Men One or I’M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; and Beauty & Pin-Ups, Level Brands’ hair-care and disruptive women’s products brand.

Forward-looking Statements

This press release contains certain forward-looking statements that are based on current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Investors:
RedChip Companies
Dave Gentry, 407-491-4498
President & CEO
dave@redchip.com

or

Kathy Ireland media:
Guttman Associates PR & Marketing
Rona Menashe, 310-246-4600
Executive Vice President
rona@guttmanpr.com